UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 20, 2005

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Equinix and/or its subsidiaries have entered into the following material agreements:

(a) El Segundo Lease: On December 21, 2005, Equinix Operating Co., Inc., (“Op Co”) a Delaware corporation and wholly-owned subsidiary of Equinix, Inc. (“Equinix”) entered into a material long term lease (“Lease”) with iStar El Segundo LLC, a Delaware limited liability company (“iStar LLC”) for a 107,000 square foot data center located in El Segundo, California. The Lease effective date is December 21, 2005, has an initial term of twenty years with options to extend, and is at market rates. Op Co intends to operate the premises as a data center consistent with other facilities they currently lease. Equinix signed a guaranty of the lease. iStar LLC completed the purchase of this data center from Equinix RP, Inc., a wholly owned subsidiary of Equinix, simultaneous with the Lease in a sale/lease back transaction of even date. iStar LLC (or affiliates) also owns approximately 39 acres of unimproved land which Equinix leases in San Jose, California, and iStar LLC has also entered into a mortgage agreement with an Equinix subsidiary regarding property it owns in Ashburn, Virginia, as disclosed in (b) below.

(b) Beaumeade Mortgage: On December 21, 2005, Equinix RP II, LLC (“Equinix RP LLC”) a Delaware single member limited liability company wholly owned by Op Co, which is wholly owned by Equinix, entered into a Loan and Security Agreement and Note (“Mortgage”) with SFT I, Inc., a Delaware corporation (“Lender”) in the principle amount of $60 million dollars, secured by the 32 acre Beaumeade Business Park (“Park”) owned by Equinix RP LLC in Ashburn, Virginia. The Mortgage has a term of twenty years, accrues interest at a fixed rate of 8.00% per annum and is payable in 240 equal monthly payments. Equinix signed a guaranty of the Mortgage obligations. Lender (or affiliates) owns the El Segundo data center referenced in section (a) above which is leased to Op Co, and owns unimproved land in San Jose, California leased by Equinix, as discussed in (d) below.

(c) Beaumeade Lease: On December 21, 2005, concurrent with the Mortgage referenced in section (b) above, Equinix RP II, LLC entered into a material long term lease (“Master Lease”) with Equinix as master tenant for the entire Park in Ashburn, Virginia. The Master Lease covers the entire 32 acre Park and six buildings, has a term of twenty years at lease rates corresponding to the loan payments of the Mortgage referenced in section (b) above, and requires Equinix to expend no less than $40 million on improvements to the Park on or before December 31, 2007. The Master Lease effective date is December 21, 2005. Pursuant to existing leases previously assigned from Equinix to Op Co, on buildings within the Park, Op Co intends to operate several of the buildings as data centers consistent with other facilities they currently lease. Equinix RP II, LLC is wholly owned by Op Co, which is wholly owned by Equinix.

(d) San Jose Amendment: Equinix also announced that on December 21, 2005 it entered into a material amendment (“Ground Lease Amendment”) to the original Ground Lease dated June 21, 2000, as amended, between Equinix as lessee and iStar San Jose, LLC, a Delaware limited liability company (“Ground Lease Lessor”). The Ground Lease Amendment is effective on January 1, 2006, and the terms modify the Ground Lease as follows: 1) the Ground Lease is assigned from Equinix to Op Co., 2) the original term of twenty years has been amended to two years, with an expiration date of December 31, 2007, 3) base rent is amended to $40 million, payable quarterly in the amount of $2.5 million, and 4) at the expiration of the term Equinix shall deliver to Ground Lease Lessor a promissory note for the balance of the base rent owed, payable in equal quarterly installments of $2.5 million over two years. Equinix signed a guaranty of the Ground Lease, as amended. Ground Lease Lessor and Equinix (or affiliates) are parties to the El Segundo data center sale/leaseback referenced in sections 1.01(a) above and 2.01 below, as well as the Beaumeade transactions referenced in sections 1.01 (b) and (c) above.

(e) Los Angeles Assignment: On December 20, 2005, Equinix Inc., a Delaware corporation (“Assignor”) and Equinix Operating Co., Inc. (“Assignee”) a Delaware corporation and wholly owned subsidiary of Assignor, entered into an Assignment and Assumption of Lease and Landlord Consent Agreement (“Assignment”) with GIP W. 7th Street, LLC, a Delaware limited liability company (“Landlord”). The Assignment assigns all rights, title, interest and responsibilities under the original Telecommunications Office Lease dated August 6, 1999, as amended, by and between 600 Seventh Street Associates, Inc. (as predecessor in interest to Landlord) and Assignor, regarding the leased premises located at 600 W. 7th Street, Los Angeles, CA. The Assignment has an effective date of January 1, 2006. Assignor (or its subsidiaries) is also a party to a lease and sublease in Landlord’s property located at 350 East Cermak Road, Chicago, IL.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 21, 2005, Equinix RP, Inc., a Delaware corporation and wholly-owned subsidiary of Equinix completed the sale to iStar LLC of the 107,000 square foot data center located in El Segundo, California. The purchase price was determined through negotiations between Equinix and iStar LLC, and was $38.7 million dollars paid in cash at closing. Simultaneous with the closing, Op Co leased back the entire premises back from iStar LLC. *Please refer to disclosure 1.01 (a) above regarding relationship of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

*Please refer to the December 21, 2005, Op Co Lease and Equinix guaranty regarding the El Segundo data center, as disclosed in Item 1.01 paragraph (a) above.

*Please refer to the December 21, 2005 Equinix RP LLC Mortgage and Equinix guaranty regarding the Beaumeade Business Park in Ashburn, Virginia, as disclosed in Item 1.01 paragraph (b) above.

*Please refer to the December 21, 2005 Equinix Master Lease regarding the Beaumeade Business Park in Ashburn, Virginia, as disclosed in Item 1.01 paragraph (c) above.

*Please refer to the December 21, 2005 Ground Lease Amendment and guaranty as disclosed in Item 1.01 paragraph (d) above.

*Please refer to the December 20, 2005 Assignment to Op Co as disclosed in Item 1.01 paragraph (e) above.

Item 2.05. Costs Associated with Exit or Disposal Activities

*Please refer to the December 21, 2005 Ground Lease Amendment, as disclosed in Item 1.01 paragraph (d) above. As a result of this transaction, Equinix will incur a one-time restructuring charge of approximately $30 - 35 million in the fourth quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 22, 2005	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer